                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 17, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of EQ Advisors Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Other Services-Independent Accountant" in the Statement of Additional Information.

                                        /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
August 27, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A of EQ Advisors Trust (the "Registration Statement") of our report dated February 8, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of The Hudson River Trust. We also consent to the references to us under the heading "Financial Highlights" in such Prospectuses and to the reference to us under the heading "Other Services - Independent Accountant" in such Statement of Additional Information.


                                        /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
August 27, 1999